CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements and financial statement schedule of TriMas Corporation and the effectiveness of TriMas Corporation’s internal control over financial reporting dated February 28, 2017, appearing in the Annual Report on Form 10-K of TriMas Corporation for the year ended December 31, 2016.

/s/ DELOITTE & TOUCHE LLP

Detroit, Michigan
June 21, 2017